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                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the inclusion of our Report of Independent Public Accountants dated January 21, 1998 on the financial statements of Santa Monica Bank (the Bank) as of and for the years ended December 31, 1997 and 1996 in this Form 8-K/A of Western Bancorp and the incorporation by reference of our report into Western Bancorp's previously filed Form S-8 Registration Statement File No. 333-44609. It should be noted that we have not audited any financial statements of the Bank subsequent to December 31, 1997 or performed any audit procedures subsequent to the date of our report.


                                                             Arthur Andersen LLP


Los Angeles, California
April 7, 1998